Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 18, 2023 (the “Second Amendment Effective Date”), amends the Second Amended and Restated Credit Agreement, dated as of September 10, 2021 (as amended or otherwise modified, the “Credit Agreement”) among Portland General Electric Company (the “Borrower”), the financial institutions from time to time parties thereto as lenders (collectively, together with their respective successors and assigns, the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the parties hereto desire to amend the Credit Agreement as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1    Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)    Clause C of the preamble to the Credit Agreement is hereby amended and restated in its entirety to read as follows:
C.    The Borrower has requested that the Existing Credit Agreement be amended and restated in order to: (i) increase the aggregate commitment; (ii) extend the Scheduled Termination Date (as defined in the Existing Credit Agreement); and (iii) make certain other changes to the Existing Credit Agreement. The Lenders are willing to do so, subject to the terms and conditions set forth in this Agreement.
(b)    The definition of “Aggregate Commitment” in Article I of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as changed from time to time pursuant to the terms hereof. The Aggregate Commitment as of the Second Amendment Effective Date is SEVEN HUNDRED FIFTY MILLION DOLLARS ($750,000,000).

(c)    The definition of “Scheduled Termination Date” in Article I of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Scheduled Termination Date” means, for any Lender, (a) at any time prior to September 11, 2023, September 10, 2027 and (b) effective on and after September 11, 2023, September 10, 2028 or such later date as may be established for such Lender in accordance with Section 2.18.

(d)    The following new definition is hereby added to Article I in the appropriate alphabetical order to read as follows:
    “Second Amendment Effective Date” means August 18, 2023.
(e)    Section 2.3(a)(i) is hereby amended and restated in its entirety to read as follows:
(i)    the Aggregate Commitment shall not exceed $850,000,000 without the consent of the Required Lenders;
(f)    Section 8.2(vii) is hereby amended and restated in its entirety to read as follows:

(vii)    Amend any provision of the Supplemental Pricing Schedule that would result in the Applicable Margin of the Borrower being reduced by more than 5.0 basis points and the Commitment Fee Rate for the Borrower being reduced by more than 1.0 basis point (provided that, notwithstanding anything herein to the contrary, any other provision of this Agreement related to the Sustainability Adjustments (as described in the Supplemental Pricing Schedule), can be amended or modified with the consent, in writing, of the Sustainability Structuring Agent and Required Lenders, and acknowledged by the Agent).
(g)    Schedule 2 to the Credit Agreement is amended to read in the form of Schedule 2 attached hereto.
SECTION 2    Representations and Warranties; No Conflicts.

2.1    Representations and Warranties of all Parties. Each party hereto represents and warrants that (a) it has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (b) this Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution or delivery by such Person of this Amendment.

2.2    Representations and Warranties of Borrower. The Borrower represents and warrants to the Lenders that (a) the representations and warranties of the Borrower set forth in Article V of the Credit Agreement are true and correct in all material respects as of the date hereof (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects), except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects) and (b) immediately before and after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Unmatured Default.

2.3    No Conflicts. Neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions hereof by the Borrower will (a) violate, contravene or conflict with any provision of its respective articles or certificate of incorporation, bylaws or other organizational or governing document or (b) violate, contravene or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree, material contract or permit applicable to the Borrower.

SECTION 3    Effective Date. This Amendment shall become effective as of the Second Amendment Effective Date upon satisfaction of the following conditions precedent:

3.1    Receipt by the Agent of counterparts of this Amendment executed by the Borrower, each Lender (including the New Lender) and the Agent.

3.2    Receipt by the Agent of:

(a)    Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its bylaws and of its Board of Directors’ resolutions authorizing the execution of this Amendment by the Borrower.

(b)    Evidence, in form and substance satisfactory to the Agent, that the Borrower has obtained all governmental approvals, if any, necessary for it to enter into this Amendment, including, without limitation, the approval of the Public Utility Commission of Oregon.

3.3     If any Loans are outstanding as of the Second Amendment Effective Date, the Borrower shall, if applicable, prepay one or more existing Loans (such prepayment to be subject to Section 3.4 of the Credit Agreement) in an amount necessary such that after giving effect to this Amendment, each Lender will hold its Pro Rata Share (based on its Pro Rata Share set forth on Schedule 2 hereto) of outstanding Loans.

3.4    The Borrower shall have delivered to the Agent, and directly to any Lender requesting the same, a Beneficial Ownership Certification in relation to it (or a certification that such Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations) to the extent requested at least ten (10) Business Days prior to the Second Amendment Effective Date, in each case at least five (5) Business Days prior to the Second Amendment Effective Date.

3.5    The Agent shall have received all fees and other amounts due and payable by the Borrower on or prior to the effective date of this Amendment, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

SECTION 4    Joinder of New Lender.

4.1    The Person identified on its signature page as the New Lender (the “New Lender”) (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Second Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Loans and the Commitments and it is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.9 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, (vi) it has independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment, and (vii) if it is a Non-U.S. Lender, it has delivered any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; and (b) agrees that (i) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

4.2    Each of the Borrower and the Agent agree that, as of the Second Amendment Effective Date, the New Lender shall (i) be a party to the Credit Agreement and the other Loan Documents, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and (iii) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

4.3    The address, facsimile number, electronic mail address and telephone number of the New Lender for purposes of Section 10.02 of the Credit Agreement are as set forth in the New Lender’s administrative questionnaire in a form acceptable to the Agent delivered by the New Lender to the Agent on or before the Second Amendment Effective Date or such other address, facsimile number, electronic mail address and telephone number as shall be designated by the New Lender in a notice to the Agent.

SECTION 5    Miscellaneous.

4.1    Continuing Effectiveness. As hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness hereof, all references in the Credit Agreement or other Loan Documents to the “Agreement”, the “Credit Agreement” or similar terms shall refer to the Credit Agreement, as amended hereby. This Amendment is a Loan Document.

4.2    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment. A counterpart hereof, or a signature page hereto, delivered to the Agent by facsimile or electronic mail (in a .pdf or similar file) shall be effective as delivery of a manually-signed counterpart hereof.

4.3    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Agent, including reasonable fees and charges of special counsel to the Agent, in connection with the preparation, execution and delivery of this Amendment.

4.4    Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws (without regard to the conflict of laws provisions) of the State of New York.

4.5    Successors and Assigns. This Amendment shall be binding upon the Borrower, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Agent and the respective successors and assigns of the Lenders and the Agent.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PORTLAND GENERAL ELECTRIC COMPANY,
an Oregon corporation

By:    /s/ Joseph Trpik, Jr.
Name: Joseph Trpik, Jr.
Title: Senior Vice President Finance and CFO

ADMINISTRATIVE AGENT:    WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:    /s/ Gregory R. Gredvig
Name: Gregory R. Gredvig
Title: Director

LENDERS:                WELLS FARGO BANK, NATIONAL ASSOCIATION, as a
Lender and L/C Issuer

By:    /s/ Gregory R. Gredvig
Name: Gregory R. Gredvig
Title: Director

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:    /s/ Sarah Griffith
Name: Sarah Griffith
Title: Senior Vice President

BARCLAYS BANK PLC, as a Lender and L/C Issuer

By:    /s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer

By:    /s/ Khawaja Tariq
Name: Khawaja Tariq
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender and L/C Issuer

By:    /s/ Eugene Butera
Name: Eugene Butera
Title: Vice President

BMO HARRIS BANK N.A., as successor in interest to BANK OF THE WEST, as a Lender

By:    /s/ Seth Harris
Name: Seth Harris
Title: Director

COBANK, ACB, as a Lender

By:    /s/ Jared Greene
Name: Jared Greene
Title: Assistant Corporate Secretary

MIZUHO BANK, LTD., as a New Lender

By:    /s/ Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory

THE NORTHERN TRUST COMPANY, as a Lender

By:    /s/ Jeffrey Leets
Name: Jeffrey Leets
Title: Vice President

SCHEDULE 2

COMMITMENTS

Lender	Revolving Commitment	Revolving Percentage[1]
Wells Fargo Bank, National Association	$109,000,000.00	14.533333333%
Bank of America, N.A.	$109,000,000.00	14.533333333%
Barclays Bank PLC	$109,000,000.00	14.533333333%
JPMorgan Chase Bank, National Association	$109,000,000.00	14.533333333%
U.S. Bank National Association	$109,000,000.00	14.533333333%
Bank of the West	$56,000,000.00	7.466666667%
CoBank, ACB	$56,000,000.00	7.466666667%
The Northern Trust Company	$56,000,000.00	7.466666667%
Mizuho Bank, Ltd.	$37,000,000.00	4.933333333%
TOTAL	$750,000,000.00	100.000000000%

1 Percentages are rounded to the ninth decimal place.